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                                                                   EXHIBIT 23.1

                              SGS HOLDINGS LIMITED

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-62947) of Gundle/SLT Environmental, Inc. and in the related Prospectus and in the Registration Statements (Form S-8 No. 33-44306) pertaining to the 1986 Stock Option Plan, (Form S-8 No. 33-44531) pertaining to the 1991 Employee Stock Purchase Plan and the 1988 Nonqualified Stock Option Plan For Non-Employee Directors of Gundle/SLT Environmental, Inc. and (Form S-8 No. 33-31759) pertaining to the Gundle/SLT Environmental, Inc. Amended and Restated 1995 Incentive Stock Plan of our report dated 24th May 1996 with respect to the consolidated financial statements of SGS Holdings Limited included in the Current Report on Form 8-K of Gundle/SLT Environmental, Inc filed with the Securities and Exchange Commission.



/s/ NOT LEGIBLE
Finn-Kelcey & Chapman                                10th July 1996

Chartered Accountants                                Ashford, England